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                                                                    EXHIBIT 11

                   THE SOUTHLAND CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                      (In thousands, except per-share data)

                 CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
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                                                                              Year Ended December 31
                                                                              ----------------------
                                                                       1993           1992            1991
                                                                    ---------      ---------       ---------
Loss before extraordinary items and cumulative effect of
   accounting change applicable to common shares ..............    $  (11,280)    $  (131,449)    $  (74,348)
Extraordinary items ...........................................        98,968               -        156,824
Cumulative effect of accounting change for postemployment
   benefits ...................................................       (16,537)              -              -
                                                                   ----------     -----------     ----------
Net earnings (loss) for earnings (loss) per-share
   calculation ................................................    $   71,151     $  (131,449)    $   82,476
                                                                   ==========     ===========     ==========
Average number of common shares outstanding ...................       409,938         410,022        340,706
                                                                   ==========     ===========     ==========
Earnings (loss) per common share (Primary and Fully Diluted):
Before extraordinary items and cumulative effect of
   accounting change ........................................      $     (.03)    $      (.32)     $    (.22)
Extraordinary items .........................................             .24               -            .46
Cumulative effect of accounting change ......................            (.04)              -              -
                                                                   ----------       ----------     ----------
Net earnings (loss) .........................................      $      .17     $      (.32)     $     .24
                                                                   ==========       ==========     ==========

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